Exhibit 99.1

KORE Reports Strong Third Quarter and Nine Month 2021 Results

ATLANTA – November 15, 2021 – KORE Group Holdings, Inc. (NYSE: KORE, KORE WS) (“KORE” or the “Company”), a global leader in Internet of Things (IoT) solutions and worldwide IoT Connectivity-as-a-Service (“CaaS”), today reported financial and operational results for the third quarter and nine months ended September 30, 2021.

“Following the successful closing of our business combination with Cerberus Telecom Acquisition Corp. (“CTAC”), and our subsequent NYSE listing, we are delighted to report a strong set of third quarter financial results. Based on our results over the first nine months of 2021, we confidently expect to exceed our previous 2021 revenue projection of $219 million, and we now expect to reach at least $240 million for the full year 2021. We also expect to exceed our combined previous revenue projections for the 2021-2022 two-year period,” said KORE President and CEO Romil Bahl.

Business Highlights for Third Quarter 2021

•	KORE closed its business combination with Cerberus Telecom Acquisition Corp.

•	Third Quarter 2021 revenue increased 22.8% versus Third Quarter 2020

•	Total Customer Connections as of September 30, 2021 increased to 13.6 million, compared to 11 million connections as of September 30, 2020

•

KORE recognized for Connected Impact, including presenting to the King of Spain during Mobile World Congress ’21 for a drone-based customer solution; key wins include a UK-based Electric Vehicle customer

•	Continued expansion of our leading global independent connectivity value proposition including new cellular relationships and a new partnership in the unlicensed cellular (LoRa) space

Financial Performance for Third Quarter 2021 versus Third Quarter of 2020:

•	Total revenue increased 22.8% to $67.9 million compared to $55.3 million

•	IoT Connectivity revenue increased 4.9% to $41.5 million, compared to $39.6 million

•	IoT Solutions revenue increased 68.2% to $26.3 million, compared to $15.7 million

•

Revenue generated in KORE’s Connected Health industry vertical increased 54.7% to $31.1 million, compared to $20.1 million. This was driven by the LTE transition project at KORE’s top customer, a project which was accelerated from a timing perspective into 2021 from 2022

•	Net loss totaled $4.5 million compared to $5.6 million

•	Adjusted EBITDA, a non-GAAP metric*, was $15.9 million compared to $15.4 million

Financial Performance for Nine Months ending Sept. 2021 versus same time period of 2020:

•	Total revenue increased 17.7% to $183.9 million compared to $156.3 million

•	IoT Connectivity revenue increased 9.0% to $125.6 million, compared to $115.2 million

•	IoT Solutions revenue increased 41.9% to $58.3 million, compared to $41.1 million

•	Revenue generated in KORE’s Connected Health industry vertical increased 34.1% to $74.4 million, compared to $55.5 million driven by the LTE transition revenue from KORE’s top customer

•	Net loss totaled $12.5 million compared to net loss of $19.5 million

•	Adjusted EBITDA, a non-GAAP metric*, increased to $47.0 million compared to $44.5 million

The table below summarizes our revenue and certain key metrics:

(amounts in thousands USD, except for connections counts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
IoT Connectivity	$41,542	61%	$39,604	72%	$125,590	68%	$115,180	74%
IoT Solutions	26,336	39%	15,653	28%	58,329	32%	41,117	26%

Total Revenue	$67,878	100%	$55,257	100%	$183,919	100%	$156,297	100%

Period End Connections Count	13.6 million		11.0 million		13.6 million		11.0 million
Average Connections Count for the Period	13.5 million		10.8 million		13.1 million		10.2 million
Top Customer Revenue	18,979		9,865		38,487		25,104

Third Quarter 2021 Key Metrics and Successes

•	Total Customer Connections*** increased to 13.6 million as of September 30, 2021, up from 11.0 million as of September 30, 2020

•	Dollar-Based Net Expansion Rate (DBNER)*** was 114% for the twelve months ended September 30, 2021, compared to 103% for the twelve months ended September 30, 2020

•

On September 30, 2021, the Company had $72.7 million of cash and cash equivalents on hand. This was an increase of $64.4 million from the prior quarter, primarily driven from the net proceeds derived from the business combination. As part of the business combination, the Company drew $93.4 million net of financing costs from the previously announced Backstop Agreement with an affiliate of Fortress Credit Corp. in exchange for senior unsecured exchangeable notes due 2028. Subsequent to September 30, 2021, the Company borrowed another approximately $25 million in exchange for additional notes pursuant to a separate purchase agreement with an affiliate of Fortress

•

KORE continued execution on an engagement to help its largest customer transition 2G/3G devices to LTE. The majority of revenue from this engagement was expected to be realized in 2022 but has been accelerated, so that the majority of it is now expected to be realized in 2021. Revenue from this engagement, which is reported in IoT Solutions, is expected to be realized through First Quarter 2022

•	Completed business combination with CTAC, providing company with the financial flexibility and resources to drive organic and inorganic growth

•	Chosen by leading UK-EV charging company to provide IoT services to charging stations

•	Selected by agriculture technology innovator BinSentry to revolutionize monitoring of on-farm inventory

•	Expanded partnership with Everynet into the U.S. at a time when the need to capture and transport small packets of data is growing and IoT use cases are accelerating

*	See KORE Financial Statements for reconciliation
***	See Key Metrics for definitions

Management Commentary

“As we execute our transformation to becoming the world’s leading pure play IoT company, we will continue to enhance our ability to drive exciting growth,” said KORE President and CEO Romil Bahl. “While we are announcing our very first quarter as a public company,” continued Bahl, “I have never been more confident about how well a company I have led as CEO is positioned for growth over the next 10-15 years. Rare in my experience has there been a better combination of a stellar growth market, a differentiated strategy and intellectual property, and a committed team – and this sets up a wonderful opportunity over the Decade of IoT beginning this year.”

Conference Call Details

KORE management will hold a conference call today (November 15, 2021) at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss its financial results, business highlights and outlook.

President and CEO Romil Bahl and CFO Puneet Pamnani will host the call, followed by a question-and-answer session.

Webcast: Link

U.S. dial-in: (877) 407-3039

International dial-in: (215) 268-9922

Conference ID: 13724528

The conference call and a supplemental slide presentation to accompany management’s prepared remarks will be available via the webcast link and for download via the investor relations section of the Company’s website.

For the conference call, please dial-in 5-10 minutes prior to the start time and an operator will register your name and organization, or you can register here. If you have any difficulty with the conference call, please contact Gateway at (949) 574-3860.

The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website at ir.korewireless.com.

About KORE

KORE is a pioneer, leader, and trusted advisor delivering mission critical IoT solutions and services. We empower organizations of all sizes to improve operational and business results by simplifying the complexity of IoT. Our deep IoT knowledge and experience, global reach, purpose-built solutions, and deployment agility accelerate and materially impact our customers’ business outcomes. For more information, visit www.korewireless.com.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance.

EBITDA and Adjusted EBITDA

“EBITDA” is defined as net income (loss) before other non-operating expense or income, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for unusual and other significant items that management views as distorting the operating results from period to period. Such adjustments may include stock-based compensation, integration and acquisition-related charges, tangible and intangible asset impairment charges, certain contingent liability reversals, transformation, and foreign currency transaction gains and losses. EBITDA and Adjusted EBITDA are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

Key Metrics

KORE reviews a number of metrics to measure our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. The calculation of the key metrics and other measures discussed below may differ from other similarly titled metrics used by other companies, securities analysts, or investors.

Number of Customer Connections

Total Customer Connections or “Total Connections” constitutes the total of all KORE Connectivity services connections, including both CaaS and CEaaS connections, but excluding certain connections where mobile carriers license KORE’s subscription management platform from KORE. Total Connections include the contribution of eSIMs and is the principal measure used by management to assess the performance of the business on a periodic basis.

DBNER

DBNER (Dollar Based Net Expansion Rate) tracks the combined effect of cross-sales of IoT Solutions to KORE’s existing customers, its customer retention and the growth of its existing business. KORE calculates DBNER by dividing the revenue for a given period (“given period”) from existing go-forward customers by the revenue from the same customers for the same period measured one year prior (“base period”). The revenue included in the current period excludes revenue from (i) customers that are non go-forward customers, meaning customers that have either communicated to KORE before the last day of the current period their intention not to provide future business to KORE or customers that KORE has determined are transitioning away from KORE based on a sustained multi-year time period of declines in revenue and (ii) new customers that started generating revenue after the end of the base period. For example, to calculate our DBNER for the trailing 12 months ended September 31, 2021, we divide (i) revenue, for the trailing 12 months ended September 31, 2021, from go-forward customers that started generating revenue on or before September 31, 2020 by (ii) revenue, for the trailing 12 months ended September 31, 2020, from the same cohort of customers. For the purposes of calculating DBNER, if KORE acquires a company during the given period or the base period, then the revenue of a customer before the acquisition but during either the given period or the base period is included in the calculation. Further, it is often difficult to ascertain which customers should be deemed not to be go-forward customers for purposes of calculating DBNER. Customers are not required to give notice of their intention to transition off of the KORE platform, and a customer’s exit from the KORE platform can take months or longer, and total connections of any particular customer can at any time increase or decrease for any number of reasons, including pricing, customer satisfaction or product fit – accordingly, a decrease in total connections may not indicate that a customer is intending to exit the KORE platform, particularly if that decrease is not sustained over a period of several quarters. DBNER would be lower if it were calculated using revenue from non go-forward customers.

As of September 30, 2021 and September 30, 2020, DBNER excludes connections from non go-forward customers, the vast majority of which are connections from Non-Core Customers. KORE defines “Non-Core Customers” to be customers that management has judged to be lost as a result of the integration of Raco, Wyless and other acquisitions completed during in the 2014-2017 period, but which continue to have some connections (and account for some revenue) each year with KORE. Non-Core Customers are a subset of non go-forward customers.

DBNER is used by management as a measure of growth at KORE’s existing customers (i.e., “same store” growth). It is not intended to capture the effect of either new customer wins or the declines from non go-forward customers on KORE’s total revenue growth. This is because DBNER excludes new customers which started generating revenue after the base period, and also excludes any customers which are non go-forward customers on the last day of the current period. Revenue increases from new customer wins, and a decline in revenue from non go-forward customers are also important factors in assessing KORE’s revenue growth, but these factors are independent of DBNER.

Cautionary Note on Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of revenue and other financial and performance metrics, future capital availability, projections regarding recent customer engagements and projections of market opportunity and related expectations. These statements are based on various assumptions and on the current expectations of KORE’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of KORE. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; risks related to the rollout of KORE’s business and the timing of expected business milestones; changes in the assumptions underlying KORE’s expectations regarding its future business; the effects of competition on KORE’s future business; and the outcome of judicial proceedings to which KORE is, or may become a party. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that KORE presently does not know or that KORE currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect KORE’s expectations, plans or forecasts of future events and views as of the date of this press release. KORE anticipate that subsequent events and developments will cause these assessments to change. However, while KORE may elect to update these forward-looking statements at some point in the future, KORE specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing KORE’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

KORE Financial Statements

KORE Group Holdings, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands USD, except share and per share amounts)

	Three Months ended September 30,		Nine Months ended September 30,
	2021	2020	2021	2020
Revenue
Services	$48,428	$43,436	$139,866	$127,113
Products	19,450	11,821	44,053	29,184

Total Revenue	67,878	55,257	183,919	156,297
Cost of revenue
Cost of services	17,379	15,675	51,417	47,594
Cost of products	17,585	9,853	37,258	22,921

Total cost of revenue (exclusive of depreciation and amortization shown separately below)	34,964	25,528	88,675	70,515

Gross profit	32,914	29,729	95,244	85,782
Operating expenses
Selling, general and administrative	26,001	17,792	66,525	49,907
Depreciation and amortization	12,440	13,176	37,947	38,884

Total operating expenses	38,441	30,968	104,472	88,791

Operating profit (loss)	(5,527)	(1,239)	(9,228)	(3,009)
Interest expense, including amortization of debt issuance costs	5,589	5,276	16,155	18,359
Change in fair value of warrant liabilities	(2,898)	651	(5,281)	3,482

Profit / Loss before income taxes	(8,218)	(7,166)	(20,102)	(24,850)
Income tax expense (benefit)
Current	179	201	569	711
Deferred	(3,889)	(1,719)	(8,197)	(6,087)

Total income tax benefit	(3,710)	(1,518)	(7,628)	(5,376)

Net Income (loss)	$(4,508)	$(5,648)	$(12,474)	$(19,474)

Loss per share:
Basic	$(0.27)	$(0.42)	$(1.03)	$(1.32)
Diluted	$(0.27)	$(0.42)	$(1.03)	$(1.32)
Weighted average shares outstanding (in Number):
Basic	30,732,921	30,281,520	30,433,641	30,285,684
Diluted	30,732,921	30,281,520	30,433,641	30,285,684

KORE Group Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands USD, except share and per share amounts)

	September 30, 2021	December 31, 2020
Assets
Current Assets
Cash and cash equivalents	$72,689	$10,321
Accounts receivable, net of allowances for doubtful accounts of $1,601 and $2,804, respectively	52,638	40,661
Inventories	12,147	5,842
Prepaid expenses and other receivables	14,540	5,429

Total current assets	152,014	62,253
Non-current Assets
Restricted cash	367	372
Property and equipment, net	12,630	13,709
Intangible’s assets, net	212,633	240,203
Goodwill	382,190	382,749
Deferred tax assets	114	122
Other long-term assets	458	611

Total Assets	$760,406	$700,019

Liabilities and stockholder’s equity
Current Liabilities
Bank indebtedness	$—	$—
Accounts payable	20,522	22,978
Accrued liabilities	26.362	17,209
Income taxes payable	288	244
Current portion of capital lease obligations	528	856
Deferred revenue	6,797	7,772
Current portion of long-term debt	3,153	3,161

Total current liabilities	57,650	52,220
Long-Term Liabilities
Deferred tax liabilities	34,580	42,840
Due to related parties	1,122	1,615
Warrant liability	273	15,944
Long-term portion of capital lease obligations	304	508
Long-term debt	378,356	298,404
Long-term portion of income taxes payable	—	—
Other long-term liabilities	4,154	4,377

Total Liabilities	$476,439	$415,908

Commitments and contingencies (note 9)

	September 30, 2021	December 31, 2020
Temporary equity
Series A Preferred Stock; par value $1,000 per share; 7,765,229 shares authorized; 7,756,158 shares issued and outstanding at December 31, 2020 and December 31, 2019	$—	$77,562
Series A-1 Preferred Stock; par value $1,000 per share; 10,480,538 shares authorized; 7,862,107 shares issued and outstanding at December 31, 2020 and December 31, 2019 respectively	—	78,621
Series B Preferred Stock; par value $1,000 per share; 9,090,975 shares authorized, issued and outstanding at December 31, 2020 and December 31, 2019 respectively	—	90,910
Series C Convertible Preferred Stock; par value $1,000 per share; 6,872,894 shares authorized; 2,566,186 shares issued and outstanding at December 31, 2020 and December 31, 2019 respectively	—	16,802

Total temporary equity	$—	$263,895

Stockholder’s Equity
Common stock, voting; par value $0.1 per share; 315,000,000 shares authorized, 71,810,419 shares issued and outstanding at September 30, 2021; par value $0.01 per share, 55,659,643 shares authorized, 30,281,520 shares issued and outstanding at December 31, 2020	$7	$3
Additional paid-in capital	413,316	135,616
Accumulated other comprehensive income (loss)	(3,156)	(1,677)
Accumulated deficit	(126,200	(113,726)

Total stockholders’ equity	283,967	20,216

Total liabilities, temporary equity and stockholders’ equity	$760,406	$700,019

KORE Group Holdings, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands USD, except share and per share amounts)

	Nine Months Ended September 30,
For the years ended	2021	2020
Cash flows from (lost in) operating activities
Net income (loss)	$(12,474)	$(19,474)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	37,947	38,884
Intangible asset impairment loss	—	—
Amortization of deferred financing costs	1,569	1,584
Deferred income taxes	(8,197)	(6,087)
Non-cash foreign currency loss (gain)	(163)	(1,356)
Share-based compensation	4,564	846
Provision for (recovery of) doubtful accounts	117	888
Change in fair value of warrant liability	(5,281)	3,482
Change in operating assets and liabilities, net of operating assets and liabilities acquired:
Accounts receivable	(12,792)	(3,572)
Inventories	(6,461)	(2,668)
Prepaid expenses and other receivables	(5,054)	(2,485)
Accounts payable and accrued liabilities	(2,366)	8,119
Deferred revenue	(911)	307
Income taxes payable	63	225
Change in minimum carrier commitment liability	—	—

Cash provided by operating activities	$(9,439)	$18,693

Cash flows from investing activities
Additions to intangible assets	(6,626)	(8,224)
Additions to property, plant and equipment	(3,156)	(1,450)
Acquisition of Integron LLC, net of cash acquired		366
Other	—	—

Net cash used for investing activities	$(9,782)	$(9,308)

Cash flows from financing activities
Proceeds from revolving credit facility	25,000	21,700
Repayment on revolving credit facility	(25,000)	(25,000)
Repayment of long-term debt	(2,373)	(2,436)
Proceeds from long-term debt	82,351	—
Proceeds from equity portion of convertible debt, net of issuance costs	12,510	—

Payments for deferred financing fees	(1,449)	—
Payment of related party note	(1,538)	—
Repurchase of common stock	—	(200)
Proceeds from issuance of common stock, net of issuance costs	223,001	—
Settlements of preferred shares	(229,915)	—
Repayment of capital lease obligations	(815)	(137)
Payment of deferred financing costs	—	—

Cash provided by/(used in) financing activities	$81,772	$(6,073)

Effect of Exchange Rate Change on Cash and Cash Equivalents	(188)	(88)

Change in Cash and Cash Equivalents and Restricted Cash	62,363	3,224
Cash and Cash Equivalents and Restricted Cash, beginning of period	10,693	8,692

Cash and Cash Equivalents and Restricted Cash, end of period	$73,056	$11,916

Non-cash investing and financing activities:
Equity financing fees accrued	$3,025	$—
Equity financing fees settled in common shares	1,863	—
Capital leases entered	346	263
Common shares issued to preferred shareholders	56,502	—
Common shares issued to warrant holders	10,663
Supplemental cash flow information:
Interest Paid	$14,762	$16,879
Taxes paid (net of benefits)	—	—

KORE Group Holdings, Inc. and Subsidiaries

RECONCILIATION OF NET LOSS TO EBITDA TO ADJUSTED EBITDA

(In thousands USD, except share and per share amounts)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Net loss	$(4,508)	(5,648)	$(12,474)	$(19,474)
Income tax expense (benefit)	(3,710)	(1,518)	(7,628)	(5,376)
Interest expense	5,589	5,276	16,155	18,359
Depreciation and amortization	12,440	13,176	37,947	38,884

EBITDA	9,811	11,286	34,000	32,393

Change in fair value of warrant liabilities (non-cash)	(2,898)	651	(5,281)	3,482
Transformation expense	2,424	1,608	6,174	5,448
Acquisition and integration-related restructuring costs	2,772	1,002	7,290	3,399
Stock-based compensation (non-cash)	3,933	315	4,564	846
Foreign currency loss (gain) (non-cash)	(240)	328	(163)	(1,356)
Other	94	179	390	289

Adjusted EBITDA	$15,896	$15,369	$46,974	$44,501

Contacts

KORE

Media and Investors:

Vik Vijayvergiya

Vice President, Investor Relations

investors@korewireless.com

or

Investors:

Matt Glover, Alex Thompson

Gateway Group, Inc.

KORE@gatewayir.com

+1-949-574-3860